                                                                 Exhibit 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  SENOMYX, INC.


     Paul A. Grayson and Thomas A. Coll hereby certify that:

     ONE: The original name of this corporation is Accent Life Sciences, Inc., and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is September 16, 1998.

     TWO: They are the duly elected and acting President and Secretary, respectively, of Senomyx, Inc., a Delaware corporation.

     THREE: The Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:

                                       I.

     The name of the corporation is Senomyx, Inc. (the "Corporation" or the "Company").

                                       II.

     The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent, State of Delaware 19901, and the name of the registered agent of the corporation in the State of Delaware is National Registered Agents, Inc.

                                      III.

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                      IV.

     A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is sixty two million two hundred forty-five thousand six hundred twenty-four (62,245,624) shares, thirty-seven million eight hundred sixty-nine thousand three hundred twenty-eight (37,869,328) shares of which shall be Common Stock (the "Common Stock") and twenty four million three hundred seventy-six thousand two hundred ninety-six (24,376,296) shares of which shall be Preferred Stock (the "Preferred Stock"). The Preferred Stock shall have a par value of one-tenth of one cent ($0.001) per share and the Common Stock shall have a par value of one-tenth of one cent ($0.001) per share.

     B. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the


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

affirmative vote of the holders of a majority of the stock of the Corporation (voting together on an as-if-converted basis).

     C. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Amended and Restated Certificate of Incorporation, to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series prior or subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     D. Eight million six hundred forty-eight thousand one hundred fifty-eight (8,648,158) of the authorized shares of Preferred Stock are hereby designated "Series A Preferred Stock" (the "Series A Preferred"), eight million six hundred forty-eight thousand one hundred fifty-eight (8,648,158) of the authorized shares of Preferred Stock are hereby designated "Series A-1 Preferred Stock" (the "Series A-1 Preferred"), two million six hundred five thousand three hundred twenty-six (2,605,326) of the authorized shares of Preferred Stock are hereby designated "Series B Preferred Stock" (the "Series B Preferred") and two million six hundred five thousand three hundred twenty-six (2,605,326) of the authorized shares of Preferred Stock are hereby designated "Series B-1 Preferred Stock" (the "Series B-1 Preferred"), one million (1,000,000) of the authorized shares of Preferred Stock are hereby designated "Series C Preferred Stock" (the "Series C Preferred"), and eight hundred sixty-nine thousand three hundred twenty-eight (869,328) of the authorized shares of Preferred Stock are hereby designated "Series D Preferred Stock" (the Series A Preferred, the Series A-1 Preferred, the Series B Preferred, the Series B-1 Preferred, the Series C Preferred and the Series D Preferred are hereinafter collectively referred to as the "Series Preferred").

     E. The rights, preferences, privileges, restrictions and other matters relating to the Series Preferred are as follows:

        1. DIVIDEND RIGHTS.

           (a) Subject to the right of any series of Preferred Stock that may from time to time come into existence, the Holders of Series Preferred, in preference to the holders of any other stock of the Company ("Junior
Stock"), shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds that are legally available therefor, cash dividends at the rate of eight percent (8%) of the Original Issue Price (as defined below) per annum on each outstanding share of Series Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The "Original Issue Price" of the Series A Preferred and the Series A-1 Preferred (together, the "Series A") shall be one dollar and 42.15 cents ($1.4215), subject to adjustment for any stock split, reverse stock split or other similar event affecting such shares. The "Original Issue Price" of the Series B Preferred and the Series B-1 Preferred (together, the "Series B") shall be three dollars and
84.97 cents ($3.8497),


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subject to adjustment for any stock split, reverse stock split or other similar event affecting such shares. The "Original Issue Price" of the Series C Preferred shall be four dollars and 80.00 cents ($4.80), subject to adjustment for any stock split, reverse stock split or other similar event affecting such shares. The "Original Issue Price" of the Series D Preferred shall be seven dollars and 50.00 cents ($7.50), subject to adjustment for any stock split, reverse stock split or other similar event affecting such shares. Such dividends shall be payable only when, as and if declared by the Board of Directors.

           (b) So long as any shares of Series Preferred shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Junior Stock, nor shall any shares of any Junior Stock of the Company be purchased, redeemed, or otherwise acquired for value by the Company (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company or in exercise of the Company's right of first refusal upon a proposed transfer) until all dividends (set forth in Section 1(a) above) on the Series
Preferred shall have been paid or declared and set apart. In the event dividends are paid on any share of Common Stock, an additional dividend shall be paid with respect to all outstanding shares of Series Preferred in an amount equal per share (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock. The provisions of this Section 1(b) shall not, however, apply to (i) a dividend payable in Common Stock, (ii) the acquisition of shares of any Junior Stock in exchange for shares of any other Junior Stock, or (iii) any repurchase of any outstanding securities of the Company that is unanimously approved by the Company's Board of Directors.

        2. VOTING RIGHTS.

           (a) GENERAL RIGHTS. Except as otherwise provided herein or as required by law, the Series Preferred shall be voted equally with the shares of the Common Stock of the Company and not as a separate class, at any annual or special meeting of stockholders of the Company, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series Preferred are convertible (pursuant to Section 4 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

           (b) SEPARATE VOTE OF SERIES PREFERRED.

               (i) SEPARATE VOTE OF SERIES A. For so long as at least two million eight hundred fifty-three thousand eight hundred ninety-two (2,853,892) shares of Series A (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series A) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least sixty-seven percent (67%) of the outstanding Series A shall be necessary for effecting or validating any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing


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of a Certificate of Designation), that materially and adversely alters or changes the rights, preferences or privileges of the Series A.

               (ii) SEPARATE VOTE OF SERIES B. For so long as at least eight hundred sixty eight thousand four hundred forty-two (868,442) shares of Series B (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series B) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least sixty-seven percent (67%) of the outstanding Series B shall be necessary for effecting or validating any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation), that materially and adversely alters or changes the rights, preferences or privileges of the Series B.

               (iii) SEPARATE VOTE OF SERIES C. For so long as at least three hundred thirty-three thousand three hundred thirty-three (333,333) shares of Series C Preferred (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series C Preferred) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least sixty-seven percent (67%) of the outstanding Series C Preferred shall be necessary for effecting or validating any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation), that materially and adversely alters or changes the rights, preferences or privileges of the Series C Preferred.

               (iv) SEPARATE VOTE OF SERIES D. For so long as at least two hundred eighty-nine thousand seven hundred seventy-six (289,776) shares of Series D Preferred (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series D Preferred) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least sixty-seven percent (67%) of the outstanding Series D Preferred shall be necessary for effecting or validating any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation), that materially and adversely alters or changes the rights, preferences or privileges of the Series D Preferred.

               (v) COMBINED VOTE OF SERIES PREFERRED. For so long as at least four million three hundred forty-five thousand four hundred forty-three (4,345,443) shares of Series Preferred (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series Preferred) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least sixty-seven percent (67%) of the outstanding Series Preferred, with the Series A, the Series B, the Series C and the Series D Preferred voting together as a single class, shall be necessary for effecting or validating the following actions:

                   (A) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock ranking on a parity with or senior to the Series Preferred with respect to liquidation preferences, voting rights or dividends;

                   (B) Any voluntary liquidation, dissolution or winding up of the Company, or any merger, consolidation or other corporate reorganization, or any sale of all or substantially all of the assets of the Company; or

                   (C) Any action that results in the taxation of the holders of the Series Preferred under Section 305 of the Internal Revenue Code of 1986, as amended.

           (c) ELECTION OF BOARD OF DIRECTORS. For so long as at least two million one hundred sixty-two thousand forty (2,162,040) shares of Series A remain outstanding (subject to adjustment for any stock split, reverse stock split or similar event affecting the Series A) (i) the Company's Board of Directors shall consist of seven (7) persons, (ii) the holders of Series A voting as a single class and separate from the Common Stock, shall be entitled to elect three (3) members of the Company's Board of Directors at each meeting or pursuant to each consent of the Company's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors, and (iii) the holders of the Series B, the Series C Preferred and the Series D Preferred and Common Stock, voting as separate class, shall be entitled to elect four (4) members of the Company's Board of Directors at each meeting or pursuant to each consent of the Company's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors. No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, the corporation is subject to Section 2115 of the California General Corporation Law ("CGCL"). During such time or times that the corporation is subject to Section 2115(b) of the CGCL, every stockholder entitled to vote at an election for directors may cumulate such stockholder's votes and give one candidate with respect to which such stockholder is entitled to vote a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder's shares are otherwise entitled, or distribute the stockholder's votes on the same principle among as many candidates with respect to which such stockholder is entitled to vote as such stockholder desires. No stockholder, however, shall be entitled to so cumulate such stockholder's votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and (ii) the stockholder has given notice at the meeting, prior to the voting, of such stockholder's intention to cumulate such stockholder's votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

           (d) REMOVAL.

               (i) During such time or times that the corporation is subject to Section 2115(b) of the CGCL, subject to Section 2(c), the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal; PROVIDED, HOWEVER, that, subject to Section 2(c), unless the entire Board is removed, no individual director may be removed when the votes cast against such director's removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director's most recent election were then being elected.

               (ii) At any time or times that the corporation is not subject to Section 2115(b) of the CGCL and subject to any limitations imposed by law, Section (d)(i) above shall not apply and the Board of Directors or any director may be removed from office at any time, subject to Section 2(c), (a) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of voting stock of the corporation entitled to vote for such director at an election of directors or (b) without cause by the affirmative vote of the holders of sixty-seven percent (67%) of the voting power of all then-outstanding shares of voting stock of the corporation, entitled to vote for such director at an election of directors.

        3. LIQUIDATION RIGHTS.

           (a) Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Stock, the holders of Series Preferred shall be entitled to be paid out of the assets of the Company an amount per share of Series Preferred equal to the applicable Original Issue Price plus all declared and unpaid dividends on the Series Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series Preferred held by them. If, upon any such liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Series Preferred of the liquidation preference set forth in this
Section 3(a), then such assets shall be distributed among the holders of Series Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

           (b) After the payment of the full liquidation preference of the Series Preferred as set forth in Section 3(a) above, and any other distribution that may be required with respect to any series of Preferred Stock that may from time to time come into existence, the assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock and Series A on an as-if-converted to Common Stock basis until such time as the holders of Series A have received pursuant to Section 3(a) above and this Section 3(b) an aggregate an amount per share of Series A equal to three (3) times the Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus all declared but unpaid dividends; thereafter the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock.

           (c) The following events shall be considered a liquidation under this
Section:

               (i) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization own less than fifty percent (50%) of the Company's voting power immediately

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after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company's voting power is transferred, excluding any consolidation or merger effected exclusively to change the domicile of the Company (an "Acquisition"); or

               (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company (an "Asset Transfer").

In any of such events, if the consideration received by this corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors. Any securities shall be valued as follows:

                   (A) Securities not subject to investment letter or other similar restrictions on free marketability covered by subsection (B) below:

                       (1) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty
(30) day period ending three (3) days prior to the closing;

                       (2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                       (3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

                   (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in subsection (A)(1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

        4. CONVERSION RIGHTS.

           The holders of the Series Preferred shall have the following rights with respect to the conversion of the Series Preferred into shares of Common Stock (the "Conversion Rights"):

           (a) OPTIONAL CONVERSION. Subject to and in compliance with the provisions of this Section 4, any shares of Series Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred or Series A-1 Preferred shall

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be entitled upon conversion shall be the product obtained by multiplying the
"Series A Preferred Conversion Rate" or the "Series A-1 Preferred Conversion Rate," respectively, then in effect (determined as provided in Sections 4(b) and 4(c)) by the number of shares of Series A Preferred or Series A-1 Preferred being converted. The number of shares of Common Stock to which a holder of Series B Preferred or Series B-1 Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series B Preferred Conversion Rate" or the "Series B-1 Preferred Conversion Rate," respectively, then in effect (determined as provided in Sections 4(b) and 4(c)) by the number of shares of Series B Preferred or Series B-1 Preferred being converted. The number of shares of Common Stock to which a holder of Series C Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series C Preferred Conversion Rate" then in effect (determined as provided in Sections 4(b) and 4(c)) by the number of shares of Series C Preferred being converted. The number of shares of Common Stock to which a holder of Series D Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series D Preferred Conversion Rate" then in effect (determined as provided in Sections 4(b) and 4(c)) by the number of shares of Series D Preferred being converted.

           (b) CONVERSION RATE.

               (i) SERIES A PREFERRED CONVERSION RATE. The conversion rate in effect at any time for conversion of the Series A Preferred (the "Series A Preferred Conversion Rate") shall be the quotient obtained by dividing the Original Issue Price of the Series A Preferred by the "Series A Preferred Conversion Price," calculated as provided in Section 4(c)(i).

               (ii) SERIES A-1 PREFERRED CONVERSION RATE. The conversion rate in effect at any time for conversion of the Series A-1 Preferred (the "Series A-1 Preferred Conversion Rate") shall be the quotient obtained by dividing the Original Issue Price of the Series A-1 Preferred by the "Series A-1 Preferred Conversion Price," calculated as provided in Section 4(c)(ii).

               (iii) SERIES B PREFERRED CONVERSION RATE. The conversion rate in effect at any time for conversion of the Series B Preferred (the "Series B Preferred Conversion Rate") shall be the quotient obtained by dividing the Original Issue Price of the Series B Preferred by the "Series B Preferred Conversion Price," calculated as provided in Section 4(c)(iii).

               (iv) SERIES B-1 PREFERRED CONVERSION RATE. The conversion rate in effect at any time for conversion of the Series B-1 Preferred (the "Series B-1 Preferred Conversion Rate") shall be the quotient obtained by dividing the Original Issue Price of the Series B-1 Preferred by the "Series B-1 Preferred Conversion Price," calculated as provided in Section 4(c)(iv).

               (v) SERIES C PREFERRED CONVERSION RATE. The conversion rate in effect at any time for conversion of the Series C Preferred (the "Series C Preferred Conversion Rate") shall be the quotient obtained by dividing the Original Issue Price of the Series C Preferred by the "Series C Preferred Conversion Price," calculated as provided in Section 4(c)(v).


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

               (vi) SERIES D PREFERRED CONVERSION RATE. The conversion rate in effect at any time for conversion of the Series D Preferred (the "Series D Preferred Conversion Rate") shall be the quotient obtained by dividing the Original Issue Price of the Series D Preferred by the "Series D Preferred Conversion Price," calculated as provided in Section 4(c)(vi).

               (vii) REFERENCES TO CONVERSION RATE. The Series A Preferred Conversion Rate, the Series A-1 Preferred Conversion Rate, the Series B Preferred Conversion Rate, the Series B-1 Preferred Conversion Rate, the Series C Preferred Conversion Rate and the Series D Preferred Conversion Rate are each referred to herein as a "Conversion Rate."

           (c) CONVERSION PRICE.

               (i) SERIES A PREFERRED CONVERSION PRICE. The conversion price for the Series A Preferred shall initially be the Original Issue Price of the Series A Preferred (the "Series A Preferred Conversion Price"). Such initial Series A Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 4. All references to the Series A Preferred Conversion Price herein shall mean the Series A Preferred Conversion Price as so adjusted.

               (ii) SERIES A-1 PREFERRED CONVERSION PRICE. The conversion price for the Series A-1 Preferred shall be determined as set forth in
Section 4(j)(iii) (the "Series A-1 Preferred Conversion Price"). Such initial Series A-1 Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 4. All references to the Series A-1 Preferred Conversion Price herein shall mean the Series A-1 Preferred Conversion Price as so adjusted.

               (iii) SERIES B PREFERRED CONVERSION PRICE. The conversion price for the Series B Preferred shall initially be the Original Issue Price of the Series B Preferred (the "Series B Preferred Conversion Price"). Such initial Series B Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 4. All references to the Series B Preferred Conversion Price herein shall mean the Series B Preferred Conversion Price as so adjusted.

               (iv) SERIES B-1 PREFERRED CONVERSION PRICE. The conversion price for the Series B-1 Preferred shall be determined as set forth in
Section 4(j)(iv) (the "Series B-1 Preferred Conversion Price"). Such initial Series B-1 Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 4. All references to the Series B-1 Preferred Conversion Price herein shall mean the Series B-1 Preferred Conversion Price as so adjusted.

               (v) SERIES C PREFERRED CONVERSION PRICE. The conversion price for the Series C Preferred shall initially be the Original Issue Price of the Series C Preferred (the "Series C Preferred Conversion Price"). Such initial Series C Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 4. All references to the

Series C Preferred Conversion Price herein shall mean the Series C Preferred Conversion Price as so adjusted.

               (vi) SERIES D PREFERRED CONVERSION PRICE. The conversion price for the Series D Preferred shall initially be the Original Issue Price of the Series D Preferred (the "Series D Preferred Conversion Price"). Such initial Series D Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 4. All references to the Series D Preferred Conversion Price herein shall mean the Series D Preferred Conversion Price as so adjusted.

               (vii) REFERENCES TO CONVERSION PRICE. The Series A Preferred Conversion Price, the Series A-1 Preferred Conversion Price, the Series B Preferred Conversion Price, the Series B-1 Preferred Conversion Price, the Series C Preferred Conversion Price and the Series D Preferred Conversion Price are each referred to herein as a "Conversion Price."

           (d) MECHANICS OF CONVERSION. Each holder of Series Preferred who desires to convert the same into shares of Common Stock pursuant to this
Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series Preferred being converted and (ii) in cash (at the Common Stock's fair market value determined by the Board of Directors as of the date of conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Series Preferred. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

           (e) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company shall at any time or from time to time after the date that the first share of any series of Series Preferred is issued (with respect to each series of Series Preferred, the "Original Issue Date") effect a subdivision of the outstanding Common Stock without a corresponding subdivision of such series, the Conversion Price applicable to such series in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Original Issue Date of any series of Series Preferred combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of such series, the Conversion Price applicable to such series in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

           (f) ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the Original Issue Date of any series of Series Preferred makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Conversion Price applicable to such series that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying such Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; PROVIDED, HOWEVER, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, such Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Conversion Price shall be adjusted pursuant to this Section 4(f) to reflect the actual payment of such dividend or distribution.

           (g) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Original Issue Date of any series of Series Preferred, the Common Stock issuable upon the conversion of such Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 3(c) in which any liquidation preference is paid to the holders of such Series Preferred pursuant to Section 3(a) or 3(b) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), in any such event each holder of such Series Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

           (h) REORGANIZATIONS, MERGERS OR CONSOLIDATIONS. If at any time or from time to time after the Original Issue Date of any series of Series Preferred, there is a capital reorganization of the Common Stock or the merger or consolidation of the Company with or into another corporation or another entity or person (other than an Acquisition or Asset Transfer as defined in Section 3(c) in which any liquidation preference is paid to the holders of such Series Preferred pursuant to Section 3(a) or 3(b) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4), as a part of such capital reorganization, provision shall be made so that the holders of such Series Preferred shall thereafter be entitled to receive upon conversion of such Series Preferred the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of such Series Preferred after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect with respect to the number of shares issuable upon conversion of such Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

           (i) SALE OF SHARES BELOW SERIES PREFERRED CONVERSION PRICE.

               (i) If at any time or from time to time after the Original Issue Date of any Series A Preferred, Series B Preferred, the Series C Preferred or the Series D Preferred (but not the Series A-1 Preferred or the Series B-1 Preferred), the Company issues or sells, or is deemed by the express provisions of this Section 4(i) to have issued or sold, Additional Shares of Common Stock (as defined in Section 4(i)(iv) below), other than as a dividend or other distribution on any class of stock as provided in Section 4(f) or 4(g) above, and other than a subdivision or combination of shares of Common Stock as provided in Section 4(e) above, for an Effective Price (as defined in Section 4(i)(iv) below) less than the then effective Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price or the Series D Preferred Conversion Price, then and in each such case the then existing Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price and/or Series D Preferred Conversion Price, as applicable, shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying each such Conversion Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus
(B) the number of shares of Common Stock which the aggregate consideration received (as defined in Section 4(i)(ii), by the Company for the total number of Additional Shares of Common Stock so issued would purchase at each such Conversion Price, as applicable, and (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding and (B) the number of shares of Common Stock into which the then outstanding shares of Series Preferred could be converted if fully converted on the day immediately preceding the given date. No adjustment in the Series A-1 Preferred Conversion Price or Series B-1 Preferred Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock pursuant to this Section 4(i).

               (ii) For the purpose of making any adjustment required under this Section 4(i), the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined in Section 4(i)(iii)) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

               (iii) For the purpose of the adjustment required under this
Section 4(i), if the Company issues or sells (A) stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") or (B) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series C Preferred Conversion Price or the Series D Preferred Conversion Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; PROVIDED that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; PROVIDED FURTHER that if the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; PROVIDED FURTHER that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price or Series D Preferred Conversion price as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price or Series D Preferred Conversion Price, as applicable, as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities; PROVIDED that such readjustment shall not apply to prior conversions of Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred.

               (iv) "Additional Shares of Common Stock" with respect to any Series Preferred shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4(i), whether or not subsequently reacquired or retired by the Company, other than (A) shares of Common Stock or Preferred Stock issued upon conversion of any Series Preferred; (B) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued or to be issued after the Original Issue Date of such Series Preferred to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board; (C) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the Original Issue Date of such Series Preferred; (D) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights, issued pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board; (E) shares of Common Stock issued pursuant to any equipment leasing or loan arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board; and
(F) shares of the Company's Common Stock issued in connection with strategic transactions approved by the Board involving the Company and other entities, including (1) joint ventures, manufacturing, marketing or distribution arrangements, or (2) technology license, transfer or development arrangements. References to Common Stock in the subsections of this Section 4(i)(iv) above shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4(i). The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 4(i), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 4(i), for such Additional Shares of Common Stock.

           (j) PARTICIPATION IN DILUTIVE ISSUANCE.

               (i) For purposes of this Section 4(j), the following definitions shall apply:

                   (A) "Pro Rata Share" shall mean the ratio, the numerator of which is the number of shares of Common Stock into which the shares of Series A Preferred, the Series B Preferred or the Series C Preferred, as applicable, are then held are convertible, and the denominator of which is the total number of outstanding shares of Common Stock (calculated assuming conversion and exercise of all convertible and exercisable securities) of the Company.

                   (B) "Dilutive Issuance" shall mean, with respect to the Series A Preferred or the Series B Preferred, the issuance of Additional Shares of Common Stock with an Effective Price less than the Series A Preferred Conversion Price or the Series B Preferred Conversion Price, respectively, in effect on the date of and immediately prior to such issue.

                   (C) "Participating Investor" shall mean any holder of Series A Preferred or Series B Preferred that agrees to purchase and that actually purchases at least its Pro Rata Share of a Dilutive Issuance pursuant to this Section 4(j).

                   (D) "Non-Participating Investor" shall mean any holder of Series A Preferred or Series B Preferred that is not a Participating Investor.

                   (E) For the avoidance of doubt, a holder may be a "Participating Investor" with respect to one series of Series Preferred and a "Non-Participating Investor" with respect to another series of Series Preferred.

               (ii) In the event the Company proposes to undertake a Dilutive Issuance, it shall give each holder of Series A Preferred and/or Series B Preferred, as applicable, a written notice (the "Issuance Notice") of its intention, summarizing the Additional Shares of Common Stock, the Effective Price and the general terms and conditions upon which the Company proposes to issue the same. Each such holder shall, within thirty (30) days from the date of the Issuance Notice, provide written notice to the Company that (i) such holder agrees to become a Participating Investor for the price and upon the terms specified in the Issuance Notice, or (ii) such holder shall be a Non-Participating Investor. Any holder of Series A Preferred and/or Series B Preferred, as applicable, who shall fail to either (x) provide such written notice within such thirty (30) day period, or (y) participate as a Participating Investor in such Dilutive Issuance on the terms substantially as summarized in such Issuance Notice shall be deemed to be a Non-Participating Investor.

               (iii) All shares of Series A Preferred held by each and every Non-Participating Investor in a Dilutive Issuance with respect to the Series
A Preferred shall automatically and without further action on the part of such holder be converted effective upon, subject to and concurrently with, the closing of the applicable Dilutive Issuance into an equivalent number of shares of Series A-1 Preferred. For purposes of this Section 4(j)(iii), upon such conversion, the Series A-1 Preferred Conversion Price shall be equal to the Series A Preferred Conversion Price prior to such Dilutive Issuance, and shall not be subject to further adjustment pursuant to Section 4(i), but shall be subject to further adjustment pursuant to the remainder of Section 4.

               (iv) All shares of Series B Preferred held by each and every Non-Participating Investor in a Dilutive Issuance with respect to the Series
B Preferred shall automatically and without further action on the part of such holder be converted effective upon, subject to and concurrently with, the closing of the applicable Dilutive Issuance into an equivalent number of shares of Series B-1 Preferred. For purposes of this Section 4(j)(iv), upon such conversion, the Series B-1 Preferred Conversion Price shall be equal to the Series B Preferred Conversion Price prior to such Dilutive Issuance, and shall not be subject to further adjustment pursuant to Section 4(i), but shall be subject to further adjustment pursuant to the remainder of Section 4.

               (v) Upon the conversion of Series A Preferred and/or Series B Preferred, as applicable, held by a Non-Participating Investor as set forth herein, each Non-Participating Investor shall surrender to the Company during regular business hours at the office of any transfer agent for the Company for such Series Preferred, or at such other place as may be designated by the Company, the certificate or certificates representing such Series Preferred so converted, duly endorsed or assigned in blank or to the Company. As promptly as practicable thereafter, the Company shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of Series A-1 Preferred and/or Series B-1 Preferred, as applicable, to be issued and such holder shall be deemed to have become the holder of record of such shares of Series A-1 Preferred and/or Series B-1 Preferred, as applicable, on the date of closing of the applicable Dilutive Issuance.

               (vi) In the event that any shares of Series A-1 Preferred and/or Series B-1 Preferred are issued, concurrently with such issuance, the Company shall use its best efforts to take all such actions as may be required (including amending this Amended and Restated Certificate of Incorporation) (a) to cancel all authorized shares of Series A-1 Preferred and/or Series B-1 Preferred, as applicable, that remain unissued after such issuance, (b) to create and reserve for issuance upon conversion pursuant to this Section 4(j) of any Series A Preferred and/or Series B Preferred, as applicable, a new series of Preferred Stock equal in number to the number of shares so canceled and designated Series A-2 Preferred Stock and/or Series B-2 Preferred Stock, as applicable, with the designations, powers, preferences and rights and the qualifications, limitations and restrictions identical to those then applicable to the Series A-1 Preferred, and/or Series B-1 Preferred, as applicable, except that the Conversion Price for such shares of Series A-2 Preferred Stock and/or Series B-2 Preferred Stock shall be the Series A Preferred Conversion Price or the Series B Preferred Conversion Price, respectively, in effect immediately prior to such issuance, and (c) to amend the provisions of this Section 4(j) to provide that any subsequent conversion pursuant to this Section 4(j) will be into shares of Series A-2 Preferred Stock and/or Series B-2 Preferred Stock, as applicable. The Company shall take the same actions with respect to the Series A-2 Preferred Stock and/or the Series B-2 Preferred Stock, and each subsequently authorized series of Preferred Stock upon initial issuance of shares of the last such series to be authorized. The right to receive any dividend declared but unpaid at the time of conversion on any shares of Preferred Stock converted pursuant to the provisions of this Section 4(j) shall accrue to the benefit of the new shares of Preferred Stock issued upon conversion thereof.

           (k) CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Conversion Price for any Series Preferred or the number of shares of Common Stock or other securities issuable upon conversion of any Series Preferred, if such Series Preferred is then convertible pursuant to this
Section 4, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of such Series Preferred at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Conversion Price at the time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of such Series Preferred.

           (l) NOTICES OF RECORD DATE. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 3(c)) or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 3(c)), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series Preferred at least twenty-one (21) days prior to the record date specified therein (or such shorter period approved by at least sixty-seven percent (67%) of the outstanding Series Preferred voting together as a single class) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

           (m) AUTOMATIC CONVERSION.

               (i) Each share of Series A shall automatically be converted into shares of Common Stock, based on the then-effective Conversion Rate, at any time upon the affirmative election of the holders of at least sixty-seven percent (67%) of the outstanding shares of the Series A.

               (ii) Each share of Series B shall automatically be converted into shares of Common Stock, based on the then-effective Conversion Rate, at any time upon the affirmative election of the holders of at least sixty-seven percent (67%) of the outstanding shares of the Series B.

               (iii) Each share of Series C Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Conversion Rate, at any time upon the affirmative election of the holders of at least sixty-seven percent (67%) of the outstanding shares of the Series C Preferred.

               (iv) Each share of Series D Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Conversion Rate, at any time upon the affirmative election of the holders of at least sixty-seven percent (67%) of the outstanding shares of the Series D Preferred.

               (v) Each share of Series Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Conversion Rate for such Series Preferred, immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (A) the per share price is at least $4.2645 (as adjusted for stock splits, dividends, recapitalizations and the like), and (B) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $15,000,000.

               (vi) Upon the occurrence of any of the events specified in Sections 4(m)(i), (ii) or (iii) above, the outstanding shares of the applicable Series Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; PROVIDED, HOWEVER, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series Preferred are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of any Series Preferred, the holders of such Series Preferred shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series Preferred. Thereupon, there shall be issued and delivered to such holders promptly at such office and in each such holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d).

           (n) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of Series Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board of Directors) on the date of conversion.

           (o) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

           (p) NOTICES. Any notice required by the provisions of this Section 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

           (q) PAYMENT OF TAXES. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred so converted were registered.

           (r) NO DILUTION OR IMPAIRMENT. Without the consent of the holders of then outstanding Series Preferred as required under Section 2(b), the Company shall not amend its Amended and Restated Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series Preferred against dilution or other impairment.

        5. NO REISSUANCE OF SERIES PREFERRED.

           No share or shares of Series Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

                                       V.

     A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

     B. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the CGCL) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or through shareholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject, at any time or times that the corporation is subject to Section 2115(b) of the CGCL, to the limits on such excess indemnification set forth in Section 204 of the CGCL.

     C. The holders of the Series Preferred expressly waive their rights, if any, as described in California Code Sections 502, 503 and 506 as they relate to repurchases of shares upon termination of employment or service as a consultant or director.

     D. Any repeal or modification of this Article V shall only be prospective and shall not effect the rights under this Article V in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.

                                       VI.

     For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further PROVIDED that:

     A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. Subject to Section E(2)(c) of Article IV above, the number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

     B. Subject to the indemnification provisions in the Bylaws, the Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; PROVIDED, HOWEVER, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the percentage of holders of capital stock as provided therein; and, PROVIDED FURTHER, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

     C. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

                                     * * * *



     FOUR: This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of this Corporation.

     FIVE: This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the Corporation. The


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

total number of outstanding shares entitled to vote or act by written consent was four million two hundred sixty-three thousand seven hundred forty-five (4,263,745) shares of Common Stock, eight million six hundred forty-eight thousand one hundred fifty-eight (8,648,158) shares of Series A Preferred, two million six hundred five thousand three hundred twenty-six (2,605,326) shares of Series B Preferred and one million (1,000,000) shares of Series C Preferred. A majority of the outstanding shares of Common Stock, Series A Preferred, Series B Preferred and Series C Preferred, voting together as a class, and a majority of the outstanding shares of the Series A Preferred, Series B Preferred and Series C Preferred, each voting as separate classes, approved this Amended and Restated Certificate of Incorporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware and written notice of such was given by the Corporation in accordance with said Section 228.

     IN WITNESS WHEREOF, SENOMYX, INC. has caused this Amended and Restated Certificate of Incorporation to be signed by the President and the Secretary in San Diego, California this 9th day of January, 2001.

                                              SENOMYX, INC.


                                              By:  /s/ Paul A. Grayson
                                                 ------------------------------
                                                       Paul A. Grayson

ATTEST:


By:  /s/ Thomas A. Coll
   ------------------------------------
         Thomas A. Coll, Secretary


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